EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
NuOasis Resorts, Inc.

We consent to the incorporation by reference in this Registration Statement of Nu Oasis Resorts, Inc. on Form S-8 of our report dated November 6, 2000, appearing in the Annual Report on Form 10-KSB of NuOasis Resorts, Inc.for the year ended June 30, 2000, and to the reference to us under the heading "Legal Opinion and Experts" in the Prospectus, which is part of this Registration Statement.




                                        /s/ Haskell & White LLP
                                            Haskell & White LLP

Irvine, California
June 28, 2001